                                                                     Exhibit 23




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated December 16, 1996, included in the Annual Report on Form 10-K of CUNO Incorporated for the year ended October 31, 1996, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                        /s/ Ernst & Young LLP


Hartford, Connecticut
April 7, 1997